Exhibit 10.6

AMENDMENT TWO
COMPASS MINERALS INTERNATIONAL, INC. 2005 INCENTIVE AWARD PLAN

WHEREAS, Compass Minerals International, Inc. (the “Corporation”) maintains the Compass Minerals International, Inc. 2005 Incentive Award Plan (the “Plan”) for the purpose of promoting and enhancing the value of the Corporation by linking the personal interest of its key personnel to those of the stockholders; and

WHEREAS, the Corporation now desires to amend the definition of “Change of Control” to conform with Department of Treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the definition of “Change of Control” under Section 2.4 is amended by:

(i)           deleting subparagraph (b) in its entirety and inserting the following in lieu thereof:

“(b)           The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or”

and by

(ii)           deleting subparagraph (d) in its entirety and inserting a period at the end of the immediately preceding subparagraph (c).

IN WITNESS WHEREOF, this Amendment is executed this 23rd day December 2008.

Compass Minerals International, Inc.

By:     /s/ Victoria Heider
Title:  VP of Human Resources